GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	July 30, 2006	October 30, 2005 (Predecessor Business)
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$753,562	$500,616
Accounts receivable, net	868,699	817,472
Accounts receivable - related party	—	18,126
Inventories	1,103,980	920,569
Prepaid expenses and other	453,961	39,110
Income taxes receivable	—	29,132
Deferred income taxes	59,810	31,831

Total current assets	3,240,012	2,356,856

Property and equipment, net	4,049,251	898,567
Other assets, net	331,712	58,726
Intangible assets, net	919,051	80,833

Total assets	$8,540,026	$3,394,982

LIABILITIES AND PARTNERS’ CAPITAL/STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of capital lease	$215,706	$—
Current maturities of notes payable	439,082	—
Line of credit	300,000	—
Accounts payable	1,067,082	102,002
Income taxes payable	512,183	—
Accrued expenses and other	138,664	192,075
Accrued interest - related party	33,789	--

Total current liabilities	2,706,506	294,077

Capital lease, net of current maturities	708,314	—
Notes payable, net of current maturities	11,340	—
Notes payable - related party	1,200,000	--
Deferred income taxes	80,657	97,803
Other liabilities	19,672	--

Total liabilities	4,726,489	391,880

Commitments and contingencies	—	—

Partners’ capital/stockholders’ equity
Common stock, $1.00 par value, 10,000 shares authorized, 403 shares issued and outstanding	—	403
Partners’ capital	3,813,537	—
Retained earnings	—	3,002,699

Total partners’ capital/stockholders’ equity	3,813,537	3,003,102

Total liabilities and partners’ capital/stockholders’ equity	$8,540,026	$3,394,982

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS  (Unaudited)

	Nine months Ended

		July 31,
		2005
	July 30,	(Predecessor
	2006	Business)
Revenues
Bingo supply and services	$11,877,879	$11,292,297
Amusement centers	1,581,557	-
Gross revenues	13,459,436	11,292,297
Less promotional allowances	41,360	-

Net revenues	13,418,076	11,292,297

Expenses
Cost of sales - bingo supply and services	6,470,362	6,445,117
Operating expenses - bingo supply and services	2,876,828	2,678,391
Operating expenses - amusement centers	1,534,083	-
Corporate overhead	2,244,703	1,272,064
Depreciation and amortization	595,532	251,275

Total expenses	13,721,508	10,646,847

Operating income (loss)	(303,432)	645,450

Other income (expense)
Interest income	9,794	6,130
Interest expense	(12,901)	-
Interest expense - related party	(33,789)	-
Gain on sale of assets	15,128	2,109
Other income	9,954	22,698

Total	(11,814)	30,937

Income before provision for income taxes	(315,246)	676,387
Provision for income taxes	(496,190)	(255,997)

Net income (loss)	$(811,436)	$420,390

The accompanying notes are an integral part of these unaudited consolidated financial statements

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL/STOCKHOLDERS’ EQUITY
For the Nine months Ended July 30, 2006 (Unaudited)

	Common stock (Predecessor Business)	Additional Paid in Capital (Predecessor Business)	General Partner	Limited Partners	Total Partners’ Capital

Balance, October 30, 2005 - predecessor business	$403	$3,002,699	$-	$-	$-

Balance, October 30, 2005 - GAAP, L.P.	-	-	(1)	(13,207)	(13,208)

Capital contributions	-	-	200	667,401	667,601

Issuance of partnership interests for the purchase of K&B Sales, Inc.	(403)	(3,002,699)	-	3,003,102	3,003,102

Issuance of partnership interests for the purchase of Aces Wired, LLC	-	-	-	967,478	967,478

Net loss	-	-	(81)	(811,355)	(811,436)

Balance, July 30, 2006	$-	$-	$118	$3,813,419	$3,813,537

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine months Ended
	July 30, 2006	July 31, 2005 (Predecessor Business)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(811,436)	$420,390
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	595,532	251,275
Deferred income taxes	(45,125)	(22,176)
Allowance for doubtful accounts	34,143	13,789
Gain on sales of assets	(15,128)	(2,109)
Abandonment loss	22,624	—
Inventory valuation allowance	32,260	(63,228)
Other	1,956	—
Changes in operating assets and liabilities:
Accounts receivable	(71,820)	(174,921)
Inventory	(215,671)	126,917
Prepaid expenses and other	(386,509)	(22,260)
Accounts payable	568,404	52,109
Accrued liabilities	(19,622)	(38,117)
Income taxes receivable	29,132	58,688
Income taxes payable	512,183	160,328

Net cash provided by operating activities	230,923	760,685

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, equipment and other assets	(1,990,502)	(302,702)
Proceeds from sale of assets	36,784	3,400
Purchase of business	—	(235,614)
Cash surrender value of officer’s life insurance	34,315	(6,082)
Cash acquired in business acquisition	535,837	—

Net cash used in investing activities	(1,383,566)	(540,998)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on capital lease and notes payable	(661,396)	(4,883)
Payments on bank line of credit agreement	(300,000)	—
Borrowings under bank line of credit agreement	600,000	—
Proceeds from issuance of notes payable	1,600,000	—
Capital Contributions	667,601	—

Net cash provided by (used in) financing activities	1,906,205	(4,883)

Net increase in cash and cash equivalents	753,562	214,804

Cash and cash equivalents, beginning of period	—	777,981

Cash and cash equivalents, end of period	$753,562	$992,785

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - (continued) (Unaudited)

	Nine months Ended
	July 30, 2006	July 31, 2005 (Predecessor Business)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$—	$300
Cash paid for income taxes	$—	$25,328

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Property additions acquired for capital leases payable	$1,000,000	$—
Property additions acquired for note payable	$29,838	$—
Reduction of accumulated depreciation for deferred gain	$20,983	$—

Acquisition of K&B Sales, Inc.
Cash acquired	$500,616	$—
Assets acquired	2,894,366	—
Liabilities assumed	(391,880)	—
Net assets acquired in exchange for GAAP LP limited partner interests	$3,003,102	$—

Acquisition of Aces Wired, LLC
Cash acquired	$35,221	$—
Assets acquired	1,029,390	—
Liabilities assumed	(97,133)	—
Net assets acquired in exchange for GAAP LP limited partner interests	$967,478	$—

Acquisition of Intellectual Property (from eCelerity LLC )
Fair value of non-cash assets acquired	$900,000	$—
Liabilities assumed	(900,000)	—
	$—	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 1 -	Nature of Organization and Summary of Significant Accounting Policies

Organization

Goodtime Action Amusement Partners, L.P.. (the “Partnership”), a Texas limited partnership, was formed on September 26, 2005 through the execution of a Limited Partnership Agreement (the “Partnership Agreement”). The general partner is Amusement Innovation Partners LLC (“AIPLLC” or the “General Partner”). The purpose of the Partnership is (a) to own 100% of the equity interests of Aces Wired, LLC as a wholly owned subsidiary; (b) to own 100% of the stock of K&B Sales, Inc. as a wholly owned subsidiary; (c) to acquire, own, develop, operate lease and manage, directly and through subsidiaries, amusement centers offering games and related amusements and concessions, throughout the state of Texas and such other states as the General Partner may from time to time determine to be viable for amusement centers, and (d) to own operate, and manage, directly and through subsidiaries, the bingo supply and services business and other business of K&B Sales, Inc., throughout the State of Texas and such other states as the General Partner may from time to time determine to be viable for the bingo supply and service business. The Partnership will terminate on December 31, 2050, unless dissolved sooner pursuant to the terms of the Partnership Agreement. The activities of the Partnership are governed by the terms of its Partnership Agreement. The Partnership is comprised of the following ownership structure:

General Partner	0.01%
Limited Partners	99.99%

Principles of Consolidation

The accompanying consolidated financial statements for the nine-month period ended July 30, 2006 include the accounts of Goodtime Action Amusement Partners, L.P. and its wholly-owned subsidiaries. The Partnership wholly-owns and operates five gaming entertainment facilities located in Texas. In addition, the Partnership owns and operates a company engaged primarily in the business of selling bingo supplies and leasing electronic bingo systems in Texas. All material intercompany accounts and transactions have been eliminated. The Partnership also operates game machines under an agreement with Ysleta del Sur Pueblo (known as Tigua Indian Tribe) in El Paso, Texas.

K&B Sales, Inc. represents the underlying operations of the Partnership’s predecessor business in the year ended October 30, 2005. Accordingly, for comparative purposes the accompanying balance sheet at October 30, 2005 and the statements of operations and cash flows for the nine-month period ended July 31, 2005 include the accounts of K & B Sales, Inc. (Predecessor Business) only.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of our operations for the nine-month periods ended July 30, 2006 and July 31, 2005 and our cash flows for the nine-month periods ended July 30, 2006 and July 31, 2005. We suggest reading this report in conjunction with our audited financial statements for the year ended October 30, 2005. The operating results for the nine-month periods ended July 30,2006 and July 31, 2005 and cash flows for the nine-month periods ended July 30, 2006 and July 31, 2005 are not necessarily indicative of the results that will be achieved for the full year or future periods.

Fiscal year

The Partnership uses a 52 or 53 week year and its fiscal year ends the last Sunday in October. The nine-month periods for the financial statements presented are 39 week periods.

Fair value

The Partnership values financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments.” The Partnership’s financial instruments consist of cash, accounts receivable and accounts payable. The carrying amount of cash is fair value and the carrying amount of accounts receivable and accounts payable approximate fair value on the date of each balance sheet due to the short term nature of the accounts.

Revenue recognition

Revenue from the operation of amusement game entertainment facilities is recognized and collected daily except for the revenue in El Paso, Texas which is recognized daily but not collected until 10 days after the end of the month.

Revenue from the sale of bingo supplies to customers is recognized when the product is shipped. Revenue from the leasing of electronic bingo systems to customers is recognized in the week subsequent to use of the system.

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 1 -	Nature of Organization and Summary of Significant Accounting Policies (Continued)

The standard terms and conditions under which the Partnership generally ships bingo supplies allows a customer the right to return the product for credit on account if the product does not meet the customer’s sales expectations and is deemed unsaleable by the customer; the non-performing product is identified by the customer; and the customer notifies the Partnership within 60 days of receipt. During the nine-month periods ended July 30, 2006 and July 31, 2005, customer returns were less than $5,000 in each period. The Partnership records customer returns as a reduction of revenue.

Advertising

Advertising costs generally relate to radio, television and billboard advertisements, newspaper inserts and direct mail campaigns and are expensed in the period incurred. In addition, advertising costs relate to the hosting of booths at various conventions and trade shows, and are expensed in the period incurred. Advertising and promotional costs for the nine-month periods ended July 30, 2006 and July 31, 2005 were $119,313 and $2,830, respectively.

Shipping and handling fees costs

All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned and are reported as revenue, and the costs incurred by the Partnership for shipping and handling are reported as a reduction of revenue. Shipping and handling costs incurred by the Partnership for the nine-month periods ended July 30, 2006 and July 31, 2005 were $91,338 and $85,274, respectively.

Cash and cash equivalents

For purposes of the statement of cash flows, the Partnership considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. At July 30, 2006 and July 31, 2005, the Partnership had no cash equivalent investments.

Accounts receivable

Trade accounts receivable are evaluated for collectibility and a provision is made for doubtful accounts. Bad debts are written off when the Partnership deems them to be uncollectible.

Inventory

Inventory consists of goods held for resale and is valued at lower of average cost or market.

The Partnership has a provision for obsolete and excess inventories in the amount of $174,469 and $142,209 at July 30, 2006 and October 30, 2005, respectively.

Prepaid expenses

Prepaid expenses at July 30, 2006 include prepaid royalties for the development of amusement game software and titles in the amount of $174,000 and prepaid amounts in connection with equipment orders in the amount of $147,000.

Property and equipment

Property and equipment are stated at cost. Expenditures for major acquisitions and improvements are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. When property and equipment are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. Amortization of leasehold improvements is provided over the shorter of the estimated useful life of the asset or the remaining term of the leases including anticipated renewals. For financial statement purposes depreciation is computed using the straight-line method over the useful life of the assets as follows:

Building	20 years
Leasehold improvements	20 years
Furniture and equipment	7 to 10 years
Machinery and equipment	5 years
Transportation equipment	5 years
Software	3 years

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 1 -	Nature of Organization and Summary of Significant Accounting Policies (Continued)

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Partnership periodically reviews the carrying amount of property and equipment for events or changes in circumstances that indicate that their carrying value may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less that the carrying value of the assets, the carrying values are reduced to the estimated fair value.

Intangible assets

Intangible assets, which include $100,000 of cost assigned to a customer list acquired through an acquisition during early fiscal 2005 and $884,400 of cost assigned to intellectual property acquired from eCelerity LLC on March 26, 2006, are carried at cost. For financial statement purposes, amortization is computed using the straight-line method over a 5 to 10 year life. Amortization expense for the nine-month periods ended July 30, 2006 and July 31, 2005 was $46,182 and $14,167, respectively. Accumulated amortization is $65,349 and $19,167 at July 30, 2006 and October 30, 2005, respectively.

The impairment evaluation of the intangible assets is conducted annually, or more frequently if events or changes in circumstances indicate that an asset might be impaired. The evaluation is performed by comparing the carrying amount of these assets to their estimated fair value. If the estimated fair value is less that the carrying amount of the intangible assets, then an impairment charge is recorded to reduce the asset to its estimated fair value. The estimated fair value is generally determined on the basis of discounted future cash flows.

Other assets

Other assets include a $250,000 restricted non-interest bearing deposit with a bank as collateral for the redemption of awards.

Income taxes

The Partnership is treated as a partnership for Federal income tax purposes; therefore, it is not taxed. Each partner is taxed separately on their distributive share of the partnership’s income whether or not that income is actually distributed. However, the Partnership’s K&B Sales, Inc. subsidiary is required to file a separate corporate federal and state income tax return.

Income taxes are accounted for under the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes” by K&B Sales, Inc. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that enactment date (see Note 5). A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized. As of July 30, 2006 and July 31, 2005, management of K&B Sales, Inc. believes that its future taxable income will be sufficient for full realization of the deferred tax assets.

Financial instruments and credit risk

Financial instruments which potentially subject the Partnership to credit risk include cash and trade accounts receivable. The Partnership maintains its cash with local banks. The terms of these deposits are on demand to minimize risk, but consistently exceed the federally insured limit of $100,000. The Partnership has not incurred losses related to these deposits. Trade accounts receivable consist of uncollateralized receivables from customers located in Texas. The Partnership routinely assesses the financial strength of its customers, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. The Partnership purchases inventory primarily from domestic suppliers. Management believes that there are a reasonable number of alternate suppliers available for its products.

Use of estimates

The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities in the financial statements. The most significant estimates include the use of estimates for depreciation and amortization expense, the valuation allowance for accounts receivable and the valuation allowance for inventory. Actual results could differ from those estimates.

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 1 -	Nature of Organization and Summary of Significant Accounting Policies (Continued)

Recently issued accounting pronouncements

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment.” This statement requires companies to measure the cost of employee services in exchange for an award of equity instruments based on a grant-date fair value of the award (with limited exceptions), and that cost must generally be recognized over the vesting period. SFAS No. 123(R) amends the original SFAS No. 123 and SFAS NO. 95 that had allowed companies to choose between expensing stock options or showing pro forma disclosure only. This statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25. The adoption of SFAS No. 123(R) becomes effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Partnership has no stock-based compensation plans so the adoption of SFAS No. 123(R) had no impact on its financial statements.

In December 2004, SFAS No. 153, “Exchanges of Nonmonetary Assets - an Amendment of APB Opinion No. 26,” is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, “Accounting for Nonmonetary Transactions” and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 had no impact on the Partnership’s financial statements.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated even though uncertainty exists about the timing and (or) method of settlement. The Partnership is required to adopt Interpretation No. 47 prior to the end of the fiscal year ending October 29, 2006. The Partnership expects the adoption of Interpretation No. 47 to have no impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods’ financial statements for changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Partnership expects the implementation of SFAS No. 154 to have no impact on its financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments,” an amendment of SFAS No. 133 and SFAS No. 140 which is effective for fiscal years beginning after September 15, 2006. The statement was issued to clarify the application of SFAS No. 133 to beneficial interests in securitized financial assets and to improve the consistency of accounting for similar financial instruments, regardless of the form of the instruments. The statement eliminates the exemption from applying SFAS No. 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS No. 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The Partnership expects the adoption of SFAS No. 155 to have no impact on its financial statements.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” an amendment of SFAS No. 140 which is effective for fiscal years beginning after September 15, 2006. This statement was issued to simplify the accounting for servicing rights and to reduce the volatility that results from using different measurement attributes. The Partnership expects the adoption of SFAS No. 156 to have no impact on its financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes--an Interpretation of FASB Statement 109 ("FIN 48"), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” of being sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the “more-likely-than-not” threshold, the largest amount of tax benefit that is greater than 50 percent likely of being recognized upon ultimate settlement with the taxing authority, is recorded. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Partnership is currently evaluating the impact of adopting FIN 48 on its financial statements.

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 2 -	El Paso, Texas - Operating Agreement

In July 2005, a subsidiary of the Partnership entered an Operating Agreement with Ysleta del Sur Pueblo (known as Tigua Indian Tribe), a federally recognized tribe, to provide, operate and service up to 200 game machines in El Paso, Texas. The subsidiary receives 50% of gross revenue less its share of promotional play. In October 2005, the agreement was revised. The subsidiary receives 40% of the net margin, as defined in the contract, until 50% of the cost of each machine is recovered. Then, the subsidiary’s share will decrease to 30% of the net margin. The initial term of the agreement is for one year with an automatic renewal of one year if performance clauses are met.

Note 3 -	Acquisitions

On November 15, 2004, a subsidiary of the Partnership purchased certain assets from a competitor for $235,614, which consisted of inventory for $118,958, transportation equipment for $16,656 and a customer list for $100,000. The Company has accounted for the acquisition as a purchase in accordance with SFAS No. 141, “Business Combinations,” and included the results of operations of the acquired enterprise in its statement of operations effective November 16, 2004.

During the nine months ended July 30, 2006, the Partnership completed the exchange of ownership interest of two businesses under common control, one of which was in the amusement game entertainment facilities business and the other was in the bingo supply and services business. The acquisition was accounted for as a purchase of an entity under common control so the acquisition was recorded at the historical book values of the entities acquired similar to a pooling of interests. These two acquisitions are explained in more detail below. The growth strategy of the Partnership is to identify and acquire such entities so as to achieve certain operating efficiencies. The operations and operating performance of the Partnership will be significantly affected by future acquisitions.

K&B Sales, Inc.
On October 31, 2005, the Partnership entered into a stock contribution agreement by and between the Partnership and K&B Sales, Inc. (“K&B Sales”), where it acquired 100% of the common stock of K&B Sales for 44.995% of the Partnership’s limited partnership interests. The book values of the assets and liabilities acquired consisted of the following:

Cash	$500,616
Accounts receivable, net	817,472
Accounts receivable - related party	18,126
Inventory, net	920,569
Prepaid expenses	39,110
Deferred income taxes	31,831
Federal income tax receivable	29,132
Property and equipment	898,567
Other assets	139,559

Total assets acquired	3,394,982

Accounts payable	(102,002)
Accrued liabilities	(192,075)
Deferred income taxes, net	(97,803)

Total liabilities assumed	(391,880)

Net assets acquired	$3,003,102

Aces Wired LLC
On October 31, 2005, the Partnership entered into a membership interests agreement by and between the Partnership and Aces Wired, LLC (“ACES WIRED”), where it acquired 100% of the membership interests of ACES WIRED for 44.995% of the Partnership’s limited partnership interests. The book value of the assets and liabilities acquired consisted of the following:

Cash	$35,221
Accounts receivable	11,720
Accounts receivable-related parties	1,830
Prepaid expenses	78,449
Property and equipment	687,391
Other assets	250,000

Total assets acquired	1,064,611

Accounts payable	(97,133)

Net assets acquired	$967,478

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 3 -	Acquisitions (Continued)

Effective March 26, 2006, the Partnership and its subsidiary, Assured Stored Value, LP (formerly North Texas Amusement Partners, L.P.) entered into an asset purchase agreement by and between the subsidiary and eCelerity LLC. Pursuant to the agreement, the subsidiary acquired for internal use by the Partnership, intellectual property and certain other assets from eCelerity LLC through the assumption of certain liabilities totaling $900,000. The assets owned by this service provider were used to provide the Partnership processing services related to a stored value debit card. The subsidiary terminated all prior customer accounts and do not offer these services for resale.

The purchase price was allocated to assets acquired based on management’s estimate of their fair value at March 26, 2006. The purchase price was allocated as follows:

Property and equipment	$15,600
Intangible assets	884,400

Total assets acquired	900,000

Note payable	(606,000)
Accounts payable	(294,000)

Total liabilities assumed	(900,000)

Net assets acquired	$-

Note 4 -	Property and Equipment

Property and equipment, net consists of the following at July 30, 2006 and October 30, 2005, respectively.

	July 30, 2006	October 30, 2005

Building	$-	$33,685
Leasehold improvements	256,857	67,852
Furniture and fixtures	298,484	181,126
Machinery and equipment	4,167,360	1,339,534
Transportation equipment	728,696	687,605
Software	616,550	-

Total	6,067,947	2,309,802

Less: accumulated depreciation	(2,018,696)	(1,411,235)

Property and equipment, net	$4,049,251	$898,567

Note 5 -	Income Taxes

K&B Sales is required to file separate corporate federal and state income tax returns.
The income tax provisions for K&B Sales consist of the following:

	Nine months Ended
	July 30, 2006	July 31, 2005

Current
Federal	$475,437	$244,344
State	65,878	33,830
Total current	541,315	278,174

Deferred
Federal	(39,851)	(19,585)
State	(5,274)	(2,592)
Total deferred	(45,125)	(22,177)

Total income tax provision	$496,190	$255,997

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 5 -	Income Taxes (Continued)

Reconciliation of the statutory federal income tax rate to the K&B Sales effective tax rate is as follows:

	Nine months Ended
	July 30, 2006	July 31, 2005

Federal statutory tax rate	34%	34%
Expenses incurred not deductible for tax	-	1
State income taxes, net of federal income tax benefit	3	3
Progressive tax rate difference	-	-
Effective tax rate	37%	38%

The current and non-current deferred tax assets and liabilities are comprised of the following at July 30, 2006 and October 30, 2005:

	July 30, 2006		October 30, 2005
	Current	Non-Current	Current	Non-Current
Deferred tax assets
Allowance for doubtful accounts	$43,439	$-	$31,831	$-
Inventory Capitalization	16,371	-	-	-
Intangible assets, principally due to different tax and financial amortization lives	-	7,650	-	4,250

Total deferred tax assets	$59,810	$7,650	$31,831	$4,250

Deferred tax liabilities
Property and equipment, principally due to differences in depreciation	-	(88,307)	-	(102,053)
Total deferred tax liabilities	$-	$(88,307)	$-	$(102,053)

Net deferred tax asset (liability)	$59,810	$(80,657)	$31,831	$(97,803)

Note 6 -	Revolving Credit Facility

Effective January 13, 2005, a subsidiary of the Partnership entered into a revolving credit facility (the “credit facility”) with a bank which provides financing of up to $300,000 through January 31, 2006. Funds are advanced in accordance with the terms of the credit facility. Interest accrues based upon the Wall Street Journal prime rate index plus 1% (initially 6.5%) and is payable monthly. The credit facility is secured by all inventory and accounts receivable of the subsidiary. The subsidiary did not request any borrowings under this agreement through January 13, 2006.

Effective January 13, 2006, the subsidiary entered into a new revolving credit facility with a bank which provides financing of up to $300,000 through January 31, 2007. Funds are advanced in accordance with the terms of the credit facility. Interest accrues based upon the Wall Street Journal prime lending rate index plus 1% (initially 8.5%) and is payable monthly. The credit facility is secured by all inventory and accounts receivable of the subsidiary. The credit facility is guaranteed by a limited partner of the Partnership. The subsidiary received borrowings of $300,000 under this agreement through April 30, 2006. In June 2006, a subsidiary of the Partnership repaid the $300,000 outstanding balance under its revolving credit facility. Effective July 27, 2006. the subsidiary revised its revolving credit facility with a bank which provides financing of up to $900,000 through April 2007. Funds are advanced in accordance with the terms of the credit facility. Interest accrues based upon the Wall Street Journal prime lending rate plus 1% (initially 9.25%) and is payable monthly. The credit facility is secured by all inventory and accounts receivable of the Company. The credit facility is guaranteed by a limited partner of the Partnership. The subsidiary has a balance due of $300,000 at July 30, 2006 under this agreement.

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 7 -	Capital Lease

On April 26, 2006, the Partnership sold and leased back certain amusement games and computer equipment resulting in proceeds of $1,000,000. The capital lease, which is secured by the underlying equipment, requires monthly installments of $25,717, including interest at a rate of 11.2%, and has an outstanding balance of $924,020 as of July 30, 2006. This capital lease has a four-year term with purchase and renewal options. The Partnership recognized a deferred gain of $20,983 on this sale-leaseback, of which $19,672 is included in other noncurrent liabilities at July 30, 2006.

Following is a summary of assets under the capital lease entered into April 26, 2006, which are included in property and equipment at July 30, 2006:

Gaming and computer equipment	$1,000,000
Less accumulated amortization	(62,391)

Capitalized cost, net	$937,609

Future minimum payments under the capital lease consist of the following at July 30, 2006.

Year Ending October 31,	Capital Lease

2006 remaining three months	$77,153
2007	308,612
2008	308,612
2009	308,612
2010	128,591

Future minimum lease payments	1,131,580

Less amount representing interest	(207,560)

Present value of net minimum capital lease payments	$924,020

Note 8 -	Notes Payable

The Partnership has a note payable in the amount of $433,714 at an interest rate of 6% assumed in connection with the asset purchase agreement with eCelerity LLC. The Partnership has unsecured notes at July 30, 2006 payable to three limited partners in the amount of $1,200,000 at an interest rate equal to the long-term applicable federal rate as published by the Internal Revenue Service (4.48% and 4.64% at July 30, 2006). In addition, the Partnership has an equipment note payable in the amount of $16,708.

The aggregate maturities of notes payable at July 30, 2006 are as follows:

Year Ending October 31,	Notes Payable	Related Party	Total

2006 remaining three months	$86,082	$--	$86,082
2007	353,952	-	353,952
2008	6,028	1,200,000	1,206,028
2009	4,360	-	4,360
2010	-	-	-

Total	$450,422	$1,200,000	$1,650,422

Note 9 -	Related Party Transactions

A subsidiary of the Partnership leases its office and warehouse space in Dallas, Houston and San Antonio from a limited partner and entities owned by limited partners for $16,000 per month. Total lease payments for office and warehouse facilities under these agreements for the nine-month periods ended July 30, 2006 and July 31, 2005 were $144,000 and $129,000, respectively.

During the fiscal year ended October 30, 2005, K&B Sales paid $18,126 in start-up expenses for the Partnership, which is included in accounts receivable-related party.

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 9 -	Related Party Transactions (Continued)

A subsidiary of the Partnership has a services agreement entered into January 1, 2005 with Graves Management, Inc. (“Graves”), an affiliate, under which Graves manages the day-to-day operations of the subsidiary (see Note 12). Effective October 31, 2005 the agreement was amended by removing the $35,000 monthly fee and replacing it with a requirement to reimburse Graves for actual expenses incurred. The subsidiary has accrued Graves expenses in the amount of $60,939 during the nine-month period ended July 30, 2006. The agreement may be terminated by either party without penalty by giving 30 days written notice.

The Company has an agreement for stored value debit card processing with an entity that was subsequently acquired in March 2006 by an affiliate (see Note 3). During the nine-month period ended July 30, 2006, the subsidiary incurred total expense of $35,061 to the debit card processing entity.

In November 2005 and January 2006, the Partnership borrowed a total of $1,200,000 in unsecured notes payable from three limited partners. The Partnership has recorded interest expense - related party of $33,789 during the nine-month period ended July 30, 2006, which is recorded in accrued interest - related party.

Note 10 -	Retirement Plan

The Company sponsors a 401(k) plan in which employees may defer up to 15% of their compensation on a pre-tax basis. The Company matches 50% of the employee’s first 6% contribution. The Company made matching contributions to the plan for the nine-month periods ended July 30, 2006 and July 31, 2005 of $48,278 and $45,964, respectively.

Note 11 -	Partners’ Capital

The Partnership’s net income or loss is allocated to the partners’ capital accounts in the manner specified in the Partnership Agreement.

Note 12 -	Commitments and Contingencies

Operating leases

In addition to the office and warehouse leases described in Note 9, the Partnership leases office and warehouse space in Lubbock and space for amusement centers throughout Texas. Leases that are on a month-to-month basis are not included in the schedule below.

Future minimum lease commitments are as follows:

Year Ending October 31,	Related Party	Other	Total

2006 remaining three months	$48,000	$40,500	$88,500
2007	192,000	198,000	390,000
2008	192,000	198,000	390,000
2009	60,000	138,000	198,000
2010	15,000	108,000	123,000
Thereafter	-	90,000	90,000

	$507,000	$772,500	$1,279,500

Rental expense, inclusive of amounts paid to related parties (see Note 9), was $481,608 and $166,663 for the nine-month periods ended July 30, 2006 and July 31, 2005, respectively.

Other agreements

In October 2004, a subsidiary of the Partnership entered into a software/system development agreement for the operation and administration of amusement games. The subsidiary is required to pay a development fee of $130,000 and a recurring management fee of 3% of the net win, as defined in the agreement. The initial term of the agreement is four years with annual renewals requiring at least 90 days written notice by the subsidiary. On October 6, 2005, and at the end of each calendar quarter thereafter, the subsidiary may terminate the agreement with 30 days written notice. All amounts earned under the agreement prior to termination are payable. As of July 30, 2006, the subsidiary has incurred the $130,000 development fee, of which $32,500 is accrued.

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 12 -	Commitments and Contingencies (Continued)

In October 2004, a subsidiary of the Partnership entered into a software/amusement game development agreement for the development of amusement game software and titles. The subsidiary is required to pay a development fee of $250,000 and a recurring royalty fee of 5% of the net win, as defined in the agreement. The initial term of the agreement is four years with annual renewals requiring at least 90 days written notice by the subsidiary. On October 6, 2005 and at the end of each calendar quarter thereafter, the subsidiary may terminate the agreement with 30 days written notice. All amounts earned under the agreement prior to termination are payable. As of July 30, 2006, the subsidiary has paid the $250,000 development fee. On December 6, 2005 the developer and the subsidiary agreed to amend the October 2004 development agreement with the following terms: The subsidiary was to make up to five monthly advances of $50,000 each upon the completion of certain development milestones. The payments were to be deemed advances on developer’s future royalties. Additionally, in consideration of the advances the developer agreed to reduce their game terminal royalty percentages by 40% from 5% to 3%. All amounts not recovered one year from the date of the last advance were to become due and payable at the subsidiary’s discretion. $250,000 was advanced between December 2005 and April 2006. An additional advance in the amount of $14,375 was made on June 21, 2006. As of the month end of August 2006, the subsidiary had recovered $121,956 of the royalty advances and the remaining recoverable advances were $142,419. On October 5, 2006 terms were agreed upon whereby the offset of royalties may be temporarily suspended for a thirty day period upon the sole discretion of the Company. Also on October 5, 2006 the Company agreed to extend to eighteen months from the date of last advance when all amounts not recovered by the Company are due and payable.

In December 2004, the Company entered into a stored value debit card processing agreement. The Company is required to pay a development fee of $70,000 as well as monthly management, transaction and other fees of approximately $4,000. The initial term of the agreement is three years from the “live date”, as defined in the agreement, with annual renewals. At the end of the initial term or any renewal term, the Company may terminate the agreement with 30 days written notice and the consultant may terminate the agreement with 90 days written notice. As of July 30, 2006, the Company has paid the $70,000 development fee. In March 2006, an affiliate acquired the assets of this service provider (See Note 3).

A subsidiary of the Partnership has an administrative services agreement entered into January 1, 2005 with Graves, an affiliate, to provide, among other things but not limited to, planning, budgeting, warehousing, marketing, legal and accounting services. The agreement provides for a monthly services fee equal to $35,000 beginning January 2005. Effective October 31, 2005 the agreement was amended by removing the $35,000 monthly fee and replacing it with a requirement to reimburse Graves for actual expenses incurred. The subsidiary has accrued Graves expenses in the amount of $60,939 during the nine-month period ended July 30, 2006. The agreement may be terminated by either party by giving 30 days written notice.

In April 2005, a subsidiary of the Partnership entered into sponsorship agreement for the issuance of stored value debit cards by a bank. The subsidiary is required to pay an initial program fee of $15,000 and a recurring minimum monthly management fee of $2,000. The subsidiary has established and is required to maintain a $250,000 non-interest bearing reserve account in connection with this agreement. The initial term of the agreement is three years with automatic two year renewals unless either party gives the other party at least six months written notice. The bank may terminate the agreement with 30 days written notice. All amounts earned under the agreement prior to termination are payable. As of July 30, 2006, the Company has paid the $15,000 initial program fee.

In July 2006, the Partnership entered into an agreement for game and back office development services. The Partnership is required to pay a development fee of $250,000 and a recurring royalty fee of 1% of the net win, as defined in the agreement. In addition, the Partnership has agreed to pay a game license fee of $10,000 per license for an initial order of ten licenses and a recurring royalty fee of 5% of the net win, as defined in the agreement. The initial term of the agreement is five years with an automatic renewal for five years. As of July 30, 2006, the Partnership has paid $100,000 in development fees.

Note 13 -	Litigation

From time to time, the Partnership is involved in legal matters incidental to its business, which on occasion may involve claims for monetary amounts, some but not all, of which would be covered by insurance. Uninsured losses, if any, that may result from such claims are not expected to have a material adverse impact on the financial statements of the Partnership.

Note 14 -	Segment Information

SFAS No. 131, “Disclosures about Segments of the Enterprise and Related Information,” requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and measuring their performance. Currently, the Partnership conducts its operations principally in two segments - Bingo Supply and Services and Amusement Centers, all of which operate exclusively in Texas. The segment classified as corporate includes all other operating activities to support the executive officers, capital structure and costs of being a public registrant. These costs are not allocated to the business segments by management when determining segment profit or loss.

GOODTIME ACTION AMUSEMENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Revenue from the sale of bingo supplies to customers is recognized when the product is shipped. Revenue from the leasing of electronic bingo systems to customers is recognized in the week subsequent to use of the system. Revenue from the operation of amusement game entertainment facilities is recognized and collected daily except for the revenue in El Paso, Texas which is recognized daily but not collected until 10 days after the end of the month.

The following table shows segment information (net of inter-company transactions) for the nine-month period ended July 30, 2006 for the Partnership and for the nine-month period ended July 31, 2005 for K&B Sales (Predecessor Business).

2006	Bingo Supply and Services	Amusement Centers	Corporate	Total

Operating revenues	$11,877,879	$1,540,197	$-	$13,418,076
Operating income (loss)	2,285,288	(341,377)	(2,247,343)	(303,432)
Interest expense	-	46,690	-	46,690
Depreciation and amortization	245,401	347,492	2,639	595,532
Identifiable assets	3,476,829	4,848,451	214,746	8,540,026
Capital expenditures	320,561	2,679,865	35,514	3,035,940

2005
Operating revenues	$11,292,297	$-	$-	$11,292,297
Operating income (loss)	645,450	-	-	645,450
Interest expense	-	-	-	-
Depreciation and amortization	251,275	-	-	251,275
Identifiable assets	3,394,982	-	-	3,394,982
Capital expenditures	302,702	-	-	302,702

Note 15 -	Subsequent Events

In August 2006, the Partnership sold and leased back certain amusement games and computer equipment resulting in proceeds of $357,505. The capital lease, which is secured by the underlying equipment, requires monthly installments of $9,194, including interest at a rate of 11.2%, and has four-year term with purchase and renewal options.

In September 2006, the Partnership entered into a lease for office space in Dallas with a term of 39 months, of which the first three months are free, for $5,482 per month. The lease provides for a build-out allowance of $18,796.

In October 2006, the Partnership exchanged all of its partnership interests for 96.5% of the common stock of OEF Corporate Solutions, Inc., a public company.